Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, David Johnson, the Chief Executive Officer, and Tom Mayenknecht, Secretary and Treasurer, of Park Place Energy Corp. (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K for the year ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report on Form 10-K, as amended, fairly presents in all material respects the financial condition and results of operations of the Company.

Date: March 31, 2009

By: /s/ David Johnson
       David Johnson
       President, Chief Executive and a director
       (Principal Executive Officer)

By: /s/ Tom Mayenknecht
       Tom Mayenknecht
       Secretary, Treasurer and a director
       (Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

__________